SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01 OTHER EVENTS.

SIGNATURES

ITEM 8.01 OTHER EVENTS

On March 24, 2005, Healthcare Business Resources, Inc. (“HBR”) filed a complaint against QuadraMed Corporation (the “Company”) in the U.S. District Court for the Eastern District of Pennsylvania (Case No. 2:05-cv-01404), alleging a breach of an agreement between the Company and HBR (the “Contract”) and seeking: (i) a declaratory judgment to the effect that HBR is entitled to immediate possession and permanent use of the most current version of the source code for all software covered by the Contract; (ii) preliminary and permanent injunctive relief; and (iii) damages in excess of $1 million, plus litigation costs.

On February 7, 2006, we entered into a Stipulation and Settlement Agreement (the “Settlement Agreement”) with HBR, pursuant to which the Company will provide HBR with licensing and certain technical consultation and support. The Settlement Agreement, which may be terminated by either party in certain limited circumstances, contains mutual releases by the parties and does not require the payment by the Company of any damages nor does it result in any material financial or other obligations on the part of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2006

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Chief Financial Officer